UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2019

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement
On January 22, 2019, HC2 Station Group, Inc. (“HC2 Station”) and HC2 LPTV Holdings, Inc. (“HC2 LPTV” and, together with HC2 Station, the “Borrowers”), indirect wholly-owned subsidiaries of HC2 Holdings, Inc.’s (the “Company”) indirect subsidiary, HC2 Broadcasting Holdings Inc. (“HC2 Broadcasting”), issued an additional Secured Note (the “New Secured Note”) to certain institutional investors (the “Institutional Investors”) in an aggregate principal amount of $7.5 million. The New Secured Note bears interest at a rate of 8.50%, payable at maturity.
As previously disclosed, on August 7, 2018, the Borrowers issued a $35 million, 364-day secured note to the Institutional Investors (the “Original Secured Note” and, together with the New Secured Note and any future notes secured by the collateral, the “Secured Notes”). The New Secured Note is secured by the same collateral as the Original Secured Note, has the same maturity date and otherwise has terms that are substantially similar to the Original Secured Note. The Company and its broadcasting subsidiaries intend to use the proceeds from the New Secured Note for pending and potential acquisitions and general corporate purposes, and to pay related fees and expenses.
On January 22, 2019, the Borrowers and the Institutional Investors also entered into an Agreement Re: Secured Notes (the “Secured Notes Agreement”), which, among other things, amends the Original Secured Note to permit the issuance of the New Secured Note, as well as other future Secured Notes in an aggregate principal of up to $7.5 million. The Secured Notes Agreement also contains customary reps and warranties and intercreditor provisions relating to the priority, enforcement and administration of the collateral securing the Secured Notes.
The foregoing summary is qualified in its entirety by reference to the Secured Notes Agreement and the New Secured Note, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.
This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.
10.1	Agreement Re: Secured Notes, dated January 22, 2019, by and among HC2 Station, HC2 LPTV and the Institutional Investors
10.2	Form of Secured Note, dated January 22, 2019, by and among HC2 Station, HC2 LPTV and the Institutional Investors (included in Exhibit 10.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2019

HC2 Holdings, Inc.
(Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer